SUBSIDIARIES

                                       OF

                       IFS INTERNATIONAL HOLDINGS, INC.,

                             A DELAWARE CORPORATION


Name of Subsidiary                              State or Other Jurisdication
                                                of Incorporation
-------------------                            -----------------------------
IFS International, Inc.                         New York
IFS International, Inc. (S) PTE                 Singapore
Global Insight Group                            England
Network Controls, Inc.                          North Carolina